Exhibit 99.1
Heliogen Announces 1-for-35 Reverse Stock Split

PASADENA, Calif, August 25, 2023 – Heliogen, Inc. (“Heliogen”) (NYSE: HLGN), a leading provider of AI-enabled concentrating solar energy technology, announced today that its Board of Directors has approved a 1-for-35 reverse stock split (“Reverse Stock Split”) of Heliogen’s common stock. Heliogen’s stockholders previously approved the Reverse Stock Split at Heliogen’s Annual Meeting of Stockholders held on August 3, 2023 and gave Heliogen’s Board of Directors discretionary authority to select a ratio for the Reverse Stock Split ranging from 1-for-10 shares to 1-for-40 shares.

The Reverse Stock Split is expected to be effective at 5:00 p.m., Eastern Time, on August 31, 2023. Beginning on September 1, 2023, Heliogen’s common stock is expected to begin trading on a split-adjusted basis on the New York Stock Exchange (“NYSE”). Following the Reverse Stock Split, the common stock will continue trading on the NYSE under the symbol “HLGN”, but will trade under a new CUSIP number: 42329E204. Heliogen’s publicly traded warrants will continue to be traded on the NYSE under the symbol “HLGN.W” and the CUSIP number for the warrants will remain unchanged.

Purpose of the Reverse Stock Split

The primary purpose of the reverse stock split is to increase the market price of Heliogen's common stock to regain full compliance with the NYSE share price listing rule and maintain Heliogen’s listing on the NYSE. Heliogen believes that the higher share price resulting from the Reverse Stock Split will also make Heliogen’s shares more attractive to institutional and other investors.

Details of the Reverse Stock Split

Under the terms of the Reverse Stock Split, every 35 shares of Heliogen's issued and outstanding common stock will be automatically combined and converted into one issued and outstanding share of common stock, with no change in the par value per share. This will reduce the number of outstanding shares of Heliogen’s common stock from approximately 205.1 million to approximately 5.9 million. The Reverse Stock Split will not change the authorized number of shares of common stock.

No fractional shares will be issued in connection with the Reverse Stock Split. Stockholders of record who would otherwise be entitled to receive a fractional share will receive a cash payment in lieu of such fractional share.

As a result of the Reverse Stock Split, proportionate adjustments will be made to the number of shares of Heliogen's common stock underlying Heliogen's outstanding equity awards, warrants and preferred units, as well as the exercise or conversion price, as applicable.

Information for Stockholders

Current stockholders of Heliogen who hold their shares in brokerage accounts or “street name” are not required to take any action, as their brokers will handle the process. Stockholders who hold physical certificates can obtain information about the process for exchanging their shares by contacting Continental Stock Transfer & Trust Company, Heliogen's transfer agent, at 1-800-509-5586 or cstmail@continentalstock.com.

About Heliogen

Heliogen is a renewable energy technology company focused on decarbonizing industry and empowering a sustainable civilization. The company’s concentrating solar energy and thermal storage systems aim to deliver carbon-free heat, steam, power, or green hydrogen at scale to support round-the-clock industrial operations. Powered by AI, computer vision and robotics, Heliogen is focused on providing robust clean energy solutions that accelerate the transition to renewable energy, without compromising reliability, availability, or cost. For more information about Heliogen, please visit heliogen.com.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements that are not historical in nature, including the words “anticipate,” “expect,” “suggests,” “plan,” “believe,” “intend,” “estimates,” “targets,” “projects,” “should,” “could,” “would,” “may,” “will,” “forecast” and other similar expressions are intended to identify forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding Heliogen’s executive transition and Heliogen’s future financial and operating performance. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: (i) our financial and business performance, including risk of uncertainty in our financial projections and business metrics and any underlying assumptions thereunder; (ii) changes in our business and strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects and plans; (iii) our ability to execute our business model, including market acceptance of our planned products and services and achieving sufficient production volumes at acceptable quality levels and prices; (iv) our ability to maintain listing on the New York Stock Exchange; (v) our ability to access sources of capital to finance operations, growth and future capital requirements; (vi) our ability to maintain and enhance our products and brand, and to attract and retain customers; (vii) our ability to scale in a cost effective manner; (viii) changes in applicable laws or regulations; (ix) developments and projections relating to our competitors and industry; and (x) our ability to protect our intellectual property. You should carefully consider the foregoing factors and the other risks and uncertainties disclosed in the “Risk Factors” section in Part I, Item 1A in our Annual Report on Form 10-K for the annual period ended December 31, 2022 and other documents filed by Heliogen from time to time with the Securities and Exchange Commission. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Heliogen assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

Heliogen Investor Contact:
Louis Baltimore
VP, Investor Relations
Louis.Baltimore@Heliogen.com

Heliogen Media Contact:
Cory Ziskind
ICR, Inc.
HeliogenPR@icrinc.com